UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

UNIFIRST CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-08504	04-2103460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 658-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	UNF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2021, UniFirst Corporation and certain of its subsidiaries (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, the other lenders party thereto, BofA Securities, Inc., as Sole Lead Arranger and Sole Book Manager, Santander Bank, N.A., as Syndication Agent, and Wells Fargo Bank, National Association, as Documentation Agent. The Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of April 11, 2016, by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as an L/C Issuer and Syndication Agent, the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Book Managers, and Santander Bank, N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents.

The Credit Agreement provides for a $175,000,000 unsecured, revolving credit facility, of which $110,000,000 may be used for issuances of letters of credit. The Credit Agreement is scheduled to mature on March 26, 2026. Provided there is no default or event of default under the Credit Agreement and the Company would be in compliance with its financial covenants on a pro forma basis, the Company may, from time to time, request an increase in the aggregate commitments under the Credit Agreement (in the form of revolving or term tranches) of up to $100,000,000, for a total aggregate commitment of up to $275,000,000.

The current interest rate for any eurodollar rate borrowings under the Credit Agreement, based on the Company’s current consolidated funded debt ratio, is LIBOR plus 1.00%.  The specific spread over LIBOR will depend on the Company’s consolidated funded debt ratio.  During an event of default under the Credit Agreement, obligations under the Credit Agreement will bear interest at a rate per annum equal to the interest rate then in effect plus 2.00%.

The Credit Agreement contains provisions requiring the Company to maintain compliance with certain financial and restrictive covenants.  The Credit Agreement also contains certain events of default, including non-payment of principal, interest or fees, violation of specified covenants, cross-defaults to certain other indebtedness, invalidity of any loan document relating to the facility, judgments having a material adverse effect, insolvency events, and change of control, subject, in certain instances, to cure periods. Obligations under the Credit Agreement may be declared due and payable upon the occurrence of such events of default.

A copy of the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The description above is a summary of the Credit Agreement, does not provide a complete description of the Credit Agreement, and is qualified in its entirety by reference to the complete text of the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth in Item 1.01 of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Second Amended and Restated Credit Agreement, by and among UniFirst Corporation and certain of its subsidiaries, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, the other lenders party thereto, BofA Securities, Inc., as Sole Lead Arranger and Sole Book Manager, Santander Bank, N.A., as Syndication Agent and Wells Fargo Bank, National Association, as Documentation Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: April 1, 2021	By:	/s/ Steven S. Sintros
Steven S. Sintros
President and Chief Executive Officer

	By:	/s/ Shane O’Connor
Shane O’Connor
Executive Vice President and Chief Financial Officer